SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 1, 2003

Date of Report (Date of Earliest Event Reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	811-04893 (Commission File Number)	042942862 (IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts (Address of Principal Executive Offices)		02110 (Zip Code)

(212) 662-2789
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.

     Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the March 2003 Monthly Review on the Fund by the Fund’s investment adviser.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2003

By:	/s/ Carol Wang

Name: Title:	Carol Wang Secretary and Treasurer

THE TAIWAN FUND, INC. REVIEW

March 2003

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2
Taipei 106, Taiwan

Tel: (8862) 2325-7888
Fax: (8862) 2706-5371

Portfolio Review

News of the development of the war in Iraq and the outbreak of SARS led to market volatility in March. The Fund's performance paralleled the market, yielding a return of –2.70%. The Auto sector was the chief performing industry in March posting a return of 4.45%, while the Paper & Pulp and the Steel sectors both posted negative returns exceeding 10%.

In the past two months, market performance did not appear to follow any particular investment trend, as the varied economic outlook set the stage for sector rotation performance in the market. The global economy appears to be slowing down as evidenced by weakened consumer confidence and manufacturing activities. While the uncertainty of war added significantly to the slowdown in the market, it has also led to a hope that a quick recovery in the market would follow soon after the war ended. We expect the market to remain somewhat tentative until there is a clearer indication of whether a full economic recovery is on the horizon.

We believe the current market consolidation offers good opportunities for stronger performance in the later part of this year. We will continue to follow our investment strategy of focusing our hedges in selected investment sectors including growth areas related to China. Our plan is to accumulate holdings in well-managed, industry leading firms in both the technology and non-technology sectors. Although current visibility is low for the market, we believe a second-half economy recovery should be increasingly factored into the market, bringing handsome returns for investors.

Total Fund Sector Allocation

As of 03/31/03	% of Total Fund	% of TAIEX
Semiconductor	16.87	19.36
Banking	15.62	19.14
PC & Peripherals	12.85	14.90
Plastics	8.82	7.37
Electronics	8.61	7.87
Telecommunication	7.76	8.90
Transportation	4.98	2.45
Steel	2.75	3.23
Textile	2.12	2.04
Auto	2.04	2.06
Chemical	2.02	1.60
Rubber	1.79	0.91
Electricals	1.60	1.50
Paper & Pulp	1.57	0.50
Construction	0.74	0.74
Others	5.06	7.43
Total	**95.20**	**100.00**
Cash	4.80	
Tech	**46.52**	**51.54**
Non-Tech	**37.86**	**29.32**
Financial	**15.62**	**19.14**

Total Net Asset: US$157.18M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 03/31/03	% of Total Portfolio
Taiwan Semiconductor	7.11
Cathay Financial Holdings	3.81
Chunghwa Telecom Co., Ltd.	3.66
United Micro Electronics	3.29
Formosa Chemicals	2.73
Formosa Plastics	2.71
Yangming Marine Transport	2.70
AU Optronics Corp.	2.46
Hon Hai Precision Industry	2.23
Chinatrust Financial Holdings	1.98
Total	**32.68**

NAV: US$9.60 **Price: US$8.26** **Prem.: -13.96%**
No. of Shares: 16.4M

Total Returns in US$ (%)**

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index
One Month	**-2.70**	**-2.52**
Fiscal Year to Date	**-15.06**	**-4.71**
One Year	**-33.36**	**-29.90**
Three Years	**-29.54**	**-27.27**
Five years	**-13.33**	**-14.78**
Ten Years	**-1.19**	**-3.88**
Since Inception	**5.28**	**9.31**

**Total returns are historical and assume changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Past performance is not indicative of future results of the Fund. Returns for periods less than one year are not annualized.

Premium/Discount of TWN Market Data As of 02/28/03 As of 03/31/03
TAIEX 4432.46 4321.22 % change in NTD terms -11.62 -2.51 % change in USD terms -11.84 -2.52 NTD Daily avg. trading volume (In Billions) 60.52 45.65 USD Daily avg. trading volume (In Billions) 1.74 1.31 NTD Market Capitalization (In Billions) 9010.34 8798.31 USD Market Capitalization (In Billions) 259.32 253.19 FX Rate: (US$/NT$) 34.75 34.75
Taiwan’s Macro Economics Review

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Source: HSBC AMTW U.S. inventory adjustments have started in March, and the resulting slowdown in Taiwan’s exports should be seen in the second quarter. With weakening economic data to come, the market is unlikely to stage a meaningful upturn in the near-term future.
*Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.
*Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.
*Please notify us immediately if you are having problems receiving this telecopy.
Fund Manager: Vincent Lai Deputy Fund Manager: Jovi Chen

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